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As filed with the Securities and Exchange Commission on November 23, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GOLDEN STATE WATER COMPANY
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-1243678 (I.R.S. Employer Identification Number)

630 East Foothill Boulevard
San Dimas, California 91773
(909) 394-3600
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Robert J. Sprowls
President and Chief Executive Officer
630 East Foothill Boulevard
San Dimas, California 91773
(909) 394-3600
(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

COPY TO:
C. James Levin, Esq.
Winston & Strawn LLP
333 South Grand Avenue
Los Angeles, CA 90071
(213) 615-1700

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) of the Securities Act, check the following box    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering	Amount of registration fee(2)

Debt Securities	N.A.	N.A.	$100,000,000(1)	$9,966.60(3)

(1)
In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $100,000,000 or, if any debt securities are issued with original issue discount, such greater amount as shall result in an aggregate offering price of $100,000,000.

(2)
An indeterminate amount of debt securities to be offered is being registered pursuant to this registration statement as permitted by Rule 457(o).

(3)
Pursuant to Rule 457(p), the amount of the registration fee of $11,460.00 is offset by $1,493.40, which is the amount of the filing fee paid in connection with unsold securities with an aggregate offering price of $38,000,000 registered pursuant to Golden State Water Company's Registration Statement No. 333-156112 on Form S-3 filed with the Securities and Exchange Commission on December 12, 2008.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

           Registrant reasonably believes that it would have been eligible to use Form S-3 as of September 1, 2011 because it is registering a primary offering of non-convertible investment grade debt securities. Registrant bases this belief on the fact that it had non-convertible debt securities outstanding on September 1, 2011 that were rated A+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and A2 by Moody's Investor Services, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 23, 2011

Prospectus

GOLDEN STATE WATER COMPANY

$100,000,000

DEBT SECURITIES

        We may from time to time offer the debt securities described in this prospectus. This prospectus provides you with a general description of the debt securities we may offer. We will provide you with the specific terms of each offering in supplements to this prospectus. We may also supplement, update or amend information contained in this prospectus.

        We may sell debt securities directly to you or through underwriters, dealers or agents. The names of any underwriters, dealers or agents involved in the sale of any debt securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those debt securities.

        See "Risk Factors" beginning on page 1 for information on certain risks related to the purchase of our debt securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is

Prospectus

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus. We have not and no dealer, salesperson or other person has been authorized to give information that is different than that contained or incorporated by reference in this prospectus, any prospectus supplement accompanying this prospectus or any free writing prospectus that we may provide you in connection with the sale of any debt securities offered hereby. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus, any prospectus supplement accompanying this prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using the shelf registration process. Under this process, we may sell up to $100,000,000 of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the debt securities for that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Although we will try to include all information that we believe may be material to investors, certain details that may be important to you may have been excluded. To see more detail, you should read the exhibits filed by us with the registration statement and other SEC filings.

        We also periodically file with the SEC documents that include information about our financial statements and our company, including information on matters that might affect our future financial results. Directions on how you may get our documents are provided on page 12. It is important for you to read these documents, this prospectus and the applicable prospectus supplement before you invest.

OUR COMPANY

        We provide water service to more than 75 communities and 10 counties in California and electric service in the City of Big Bear Lake and surrounding communities in San Bernardino County, California. We are subject to regulation by the California Public Utilities Commission or CPUC.

        Our principal executive office is located at 630 East Foothill Blvd., San Dimas, California 91773 and our telephone number is 909-394-3600.

RISK FACTORS

        Investing in our debt securities involves risks. Please see the risk factors described in our Annual Report on Form 10-K and other reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement, and the documents incorporated herein and therein contain forward-looking statements intended to qualify for the "safe harbor" from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current estimates, expectations and projections about future events and assumptions regarding these events and include statements regarding management's goals, beliefs, plans or current expectations, taking into account the information currently available to management. Forward-looking statements are not statements of historical facts. For example, when we use words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and other words that convey uncertainty of future events or outcome, we are making forward-looking statements. We are not able to predict all the factors that may affect future results. We caution you that any forward-looking statements made by us are not guarantees of future performance and that actual results may differ materially from those in our forward-looking statements. Some of the factors that could cause future results to differ materially from those expressed or implied by our forward-looking statements, or from historical results, include, but are not limited to:

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  The outcome of pending and future regulatory, legislative or other proceedings, investigations or audits, including decisions in our general rate cases and the results of independent audits of our construction contracting procurement practices

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  Changes in the policies and procedures of the CPUC

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  Timeliness of CPUC action on rates

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  Our ability to efficiently manage capital expenditures and operating and maintenance expenses within CPUC authorized levels and timely recover our costs through rates

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  Our ability to forecast the costs of maintaining our aging water infrastructure

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  Changes in accounting valuations and estimates, including changes resulting from changes in our assessment of anticipated recovery of regulatory assets, liabilities and revenues subject to refund or regulatory disallowances

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  Changes in environmental laws and water quality and increases in costs associated with complying with these laws and requirements

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  Availability of water supplies, which may be adversely affected by changes in weather patterns, contamination and court decisions or other governmental actions restricting use of water from the Colorado River, transportation of water to our service areas through the State Water Project or pumping groundwater

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  Our ability to recover the costs associated with the contamination of our groundwater supplies from parties responsible for the contamination or through the ratemaking process and the time and expense incurred by us in obtaining recovery of such costs

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  Adequacy of our power supplies and the extent to which we can manage and respond to the volatility of electric and natural gas prices

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  Our ability to comply with the CPUC's renewable energy procurement requirements

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  Changes in customer demand due to unanticipated population growth or decline, changes in climate conditions, general economic and financial market conditions, cost increases and conservation

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  Changes in accounting treatment for regulated utilities

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  Implementation of new information technology systems

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  General economic conditions which may impact our ability to recover revenue from customers

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  Explosions, fires, accidents, mechanical breakdowns, the disruption of information technology and telecommunication systems, human error and similar events that may occur while operating and maintaining a water and electric system in California under varying geographic conditions

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  The impact of storms, earthquakes, floods, mudslides, drought, wildfires, disease and similar natural disasters, or acts of terrorism or vandalism, that affect customer demand or that damage or disrupt facilities, operations or information technology systems owned by us, our customers or third parties on whom we rely

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  Restrictive covenants in our debt instruments or changes to our credit ratings on current or future debt that may increase our financing costs or affect our ability to borrow or make payments on our debt

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  Our ability to access capital markets and other sources of credit in a timely manner on acceptable terms

        Please consider our forward-looking statements in light of those risks as you read this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein. We qualify all of our forward-looking statement by these cautionary statements.

        Additional risks relating to our business, the industries in which we operate or any debt securities we may offer and sell under this prospectus may be described from time to time in our filings with the SEC.

        These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference herein or the date of any applicable prospectus supplement. Except as required by the federal securities laws, we do not intend, and undertake no obligation, to update our forward-looking statements to reflect new information, future events or circumstances.

USE OF PROCEEDS

        Unless otherwise stated in the applicable prospectus supplement, we will use the net proceeds from the sale of these debt securities for general corporate purposes. General corporate purposes include funding capital expenditures and purchasing and maintaining plant and equipment. We may temporarily invest the proceeds in short-term securities or use the proceeds to reduce our borrowings. We may also use the proceeds to fund acquisitions of businesses.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges for the periods indicated were:

	For the year ended December 31,
	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges(1)	3.00	2.93	3.19	3.24	2.97

(1)
Fixed charges consist of interest expense, including amortization of debt issuance costs and one-third of rental expense under operating leases, which represents an approximate interest factor.

        Our ratio of earnings to fixed charges for the nine months ended September 30, 2011 was 3.71. We do not have any preferred securities outstanding.

DESCRIPTION OF DEBT SECURITIES

        We will issue debt securities under an indenture filed with the SEC as an exhibit to our registration statement. The indenture may be amended or supplemented from time to time. We will file any amendments or supplements to the indenture or any securities resolution which amends or supplements the indenture with the SEC. The indenture will be qualified under the Trust Indenture Act of 1939.

        The following summary of the terms of the indenture is not complete and you should carefully review the indenture and any supplemental indenture or securities resolution we may file with the SEC in a particular offering.

General

        We will issue debt securities in one or more series from time to time. The indenture does not limit the principal amount of debt securities that we may issue. The specific terms of the debt securities will be included in a supplemental indenture or securities resolution and described in a prospectus supplement. Some of the terms that may be included are:

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  title and amount of securities;

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  maturity date;

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  redemption, which may be mandatory or at our option or the option of the holders;

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  right to defease the debt securities;

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  sale at a discount; debt securities sold at a discount may bear no interest or interest at a rate below the market rate at the time of issuance;

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  interest rates which may be fixed or variable;

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  procedures for the auction or remarketing of securities;

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  currency in which securities will be issued;

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  listing of the debt securities on a national securities exchange; and

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  any changes to or additional events of default or covenants.

        Unless otherwise specified in the prospectus supplement, we will issue the debt securities only as fully registered global debt securities.

Status of Debt Securities

        Our debt securities will be unsecured and unsubordinated and will rank on a parity with all of our other unsecured and unsubordinated indebtedness.

Payment and Transfer

        We will pay amounts due on the debt securities at the place or places designated by us for such purposes. Unless otherwise specified in the applicable prospectus supplement, we may, at our option, pay by check mailed to the person in whose name your debt securities are registered at the close of business on the day or days specified by us.

        If debt securities are registered in your name, you may transfer debt securities at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge, except for any tax or governmental charge.

Absence of Restrictive Covenants

        Unless otherwise indicated in the applicable prospectus supplement, we are not:

  •
  restricted by the indenture from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligations, including obligations secured by our property;

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  required to maintain any financial ratios or specified levels of net worth or liquidity; or

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  providing you any special protection in the event of a highly leveraged transaction.

Successor Corporation

        The indenture allows us:

  •
  to consolidate or merge with or into any other person; or

  •
  any other person to merge into us; or

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  our company to transfer all or substantially all of our assets to another person,

if, in each case, the following conditions are satisfied:

  •
  the person is organized and existing under the laws of the United States or a state;

  •
  assumes, by supplemental indenture, all of our obligations under the debt securities and the indenture; and

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  immediately after the merger, consolidation or transfer, there is no default under the indenture.

        We will be relieved from our obligations on the debt securities and under the indenture if these conditions are satisfied. Subject to certain limitations in the indenture, the trustee may rely on an officer's certificate and an opinion of counsel from us as conclusive evidence that any consolidation, merger or transfer, and any related assumption of our obligations, complies with the indenture.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, the term "event of default", when used in the indenture, means any of the following:

  •
  if we fail to pay any installment of interest when due if our failure continues for a period of 60 days;

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  if we fail to pay principal when due if our failure continues for three business days;

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  if we fail to deposit any sinking fund payment when due if our failure continues for three business days;

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  if we fail to perform for 90 days after notice any of our other agreements applicable to the debt securities of a series;

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  if certain bankruptcy, insolvency or reorganization events occur; or

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  if any other event of default provided in the terms of the debt securities of the series occurs.

        Unless otherwise provided in the applicable prospectus supplement, the indenture does not have a cross-default provision. Thus, a default by us on any other debt would not constitute an event of default. A default on any series of debt securities does not necessarily constitute a default on any other series. The trustee may withhold notice to you of a default for such series (except for payment defaults) if the trustee considers the withholding of notice in your best interests.

        If an event of default for any series of debt securities has occurred and is continuing, the trustee or the holders of not less than one-third in aggregate principal amount of the debt securities of such series may send a notice declaring the entire principal amount (or in the case of discounted debt securities, such portion as may be described in the applicable prospectus supplement) of all the debt securities of such series to be due and payable immediately. The trustee is required to notify you of any such event that would become a default if the trustee has actual knowledge of the event. Subject to certain conditions, the holders of not less than a majority in aggregate principal amount of the debt securities of such series may annul any declaration and rescind its consequences, except for failure to pay interest or principal, to make any deposit in a sinking fund or any other event of default which may not be waived without the consent of all security holders affected by the default.

        We must file a certificate annually with the trustee regarding our compliance with the indenture.

        The trustee may require a reasonable indemnity from you before it enforces the indenture or the debt securities of any series. Subject to these provisions for indemnification, the holders of a majority in principal amount of the debt securities of any series may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, for the debt securities of such series.

Modification of Indenture

        Unless otherwise indicated in the applicable prospectus supplement, the holders of not less than a majority in aggregate principal amount of all outstanding debt securities, voting together as a single class, may, with certain exceptions described below, modify the indenture. We may not, however, modify any terms relating to the amount or timing of payments or reduce the percentage of holders required to approve modifications to the indenture without your consent.

        We may modify the indenture without your consent to:

  •
  create a new series of debt securities and establish its terms;

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  cure ambiguities or fix omissions;

  •
  comply with the provisions of the indenture regarding successor corporations; or

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  make any change that does not materially adversely affect your rights as a holder of debt securities.

        Unless otherwise provided in the applicable prospectus supplement or prohibited by the indenture, we may also amend the indenture with the written consent of a majority in principal amount of the debt securities of all series affected by the amendment voting together as a single class.

        We are prohibited from amending the indenture without the consent of all holders of debt securities to:

  •
  reduce the amount of debt securities whose holders must consent to an amendment;

  •
  reduce the amount of interest, principal or amount of any sinking fund payment;

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  change the time for payment of interest, principal or any sinking fund payment;

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  make any change in the rights of security holders with respect to waiver of payment defaults; or

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  amending or modifying the provisions of the indenture prohibiting the amendment of the indenture without the consent of all holders of debt securities, other than to increase the amount of debt securities whose holders must consent to an amendment or waiver or to provide that other provisions of the indenture cannot be amended or modified without the consent of each holder of debt securities affected thereby.

Defeasance

        Unless otherwise provided in the applicable prospectus supplement, we may exercise our defeasance rights to either:

  •
  terminate as to a series all of our obligations (except for our obligation to pay all amounts due on the debt securities in accordance with their terms and certain other obligations with respect to such matters as the transfer of a debt security and the replacement of destroyed, lost or stolen debt securities); or

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  terminate as to a series our obligations, if any, with respect to the debt securities of such series under the covenants, if any, applicable to such series as described in the prospectus supplement.

        We may exercise either defeasance option notwithstanding our prior exercise of the other defeasance option. If we terminate all of our obligations, a series may not be accelerated because of an event of default. If we terminate our covenants, a series may not be accelerated by reference to the covenants described in the applicable prospectus supplement.

        To exercise either defeasance option as to a series of debt securities, we must deposit in trust with the trustee money or U.S. government obligations sufficient to make all payments on the debt securities of the series being defeased to redemption or maturity. We must also comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to you for Federal income tax purposes.

Regarding the Trustee

        Unless otherwise indicated in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to JPMorgan Chase Bank, National Association (formerly Chemical Trust Company of California, then Chase Manhattan Bank and Trust Company, National Association, and then J.P. Morgan Trust Company, National Association) will act as trustee, registrar, transfer and paying agent for the debt securities. We may remove the trustee with or without cause if we notify the trustee 30 days in advance and if no default occurs or is continuing during the 30-day period. In addition, the holders of a majority of the principal amount of the outstanding debt securities may remove the trustee by notifying the trustee and appointing a successor trustee with our consent.

        In certain circumstances, the trustee may not enforce its rights as one of our creditors. The trustee may, however, engage in certain other transactions. If it acquires any conflicting interest as a result of any of these transactions and there is a default under the debt securities, the trustee must eliminate the conflict of interest or resign.

        The trustee also acts as trustee under an indenture between American States Water Company or AWR and the trustee, dated December 1, 1998, under which certain debt securities of AWR may be issued and outstanding at the same time that debt securities may be issued and outstanding under the indenture. Under the indenture, the trustee is authorized to continue acting as trustee under the AWR indenture with respect to such AWR debt securities while also acting as trustee with respect to the debt securities. So long as a successor trustee has been appointed, the indenture further authorizes the trustee to resign from either or both of its appointments as trustee hereunder and as trustee under AWR's indenture in the event that the trustee determines in good faith that its performance hereunder or under AWR's indenture subjects the trustee to a conflict of interest.

Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of California.

GLOBAL SECURITIES

        The Depository Trust Company or DTC, New York, New York, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered debt security certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC.

        DTC has advised us that it is:

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  the world's largest securities depository;

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  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC's participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, or indirect participants. The DTC Rules applicable to its participants are on file with the SEC.

        Purchases of the debt securities under the DTC system must be made by or through direct participants, which will receive a credit for such interests on DTC's records. The ownership interest of each actual purchaser of each actual purchaser of each debt security, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

        To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC's records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the interests in the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

        So long as the debt securities are in book-entry form, redemption proceeds and distributions on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the applicable agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with debt securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the applicable agent's responsibility, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        We will maintain an office or agency in the Borough of Manhattan, the City of New York, New York, where notices and demands in respect of the debt securities and the indenture may be delivered to us and where certificated debt securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be the office of an affiliate of the trustee, which is currently located at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration.

        If the debt securities provide for optional or mandatory purchase, a beneficial owner shall give notice to elect to have its debt securities purchased or tendered, through its participant, to the tender/remarketing agent specified in the applicable prospectus supplement and shall effect delivery of such debt securities by causing the direct participant to transfer the participant's interest in the debt securities, on DTC's records, to the tender/remarketing agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC's records and followed by a book-entry credit of tendered securities to the tender/remarketing agent's DTC account.

        Except under the limited circumstances described below, purchasers of debt securities will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the debt securities or the indenture, as applicable.

        The laws of certain jurisdictions may require that some purchasers of the debt securities take physical delivery of the debt securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in the debt securities.

        DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, securities certificates are required to be printed and delivered. We may also decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, securities certificates will be printed and delivered to DTC in the name or names that the depositary directs.

        The information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

 PLAN OF DISTRIBUTION

        We may sell any series of debt securities being offered by this prospectus in one or more of the following ways from time to time:

  •
  to underwriters or dealers for resale to the public or to institutional investors;

  •
  directly to institutional investors; or

  •
  through agents to the public or to institutional investors.

        A prospectus supplement applicable to each series of debt securities will state the terms of the offering of the debt securities including:

  •
  the name or names of any underwriters or agents;

  •
  the purchase price of the debt securities and the proceeds to be received by us from the sale;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or automated quotation system on which the debt securities may be listed.

        If we use underwriters in the sale, the debt securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including:

  •
  negotiated transactions;

  •
  at a fixed public offering price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices based on prevailing market prices; or

  •
  at negotiated prices.

        Debt securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular debt securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the particular debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the debt securities being offered if any are purchased.

        We may sell debt securities directly or through agents we designate from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of debt securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        Any underwriters, dealers or agents participating in the distribution of debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them on the sale or resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make in respect of these liabilities.

        Unless otherwise specified in a prospectus supplement, the debt securities will not be listed on a securities exchange. Any underwriters to whom debt securities are sold by us for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

        To facilitate the offering of debt securities, any underwriter may engage in over-allotment, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Securities Exchange Act of 1934.

  •
  Over-allotment involves sales in excess of the offering size, which creates a short position.

  •
  Stabilizing transactions permit bids to purchase the underlying the debt securities so long as the stabilizing bids do not exceed a specified maximum.

  •
  Short covering positions involve purchases of the debt securities in the open market after the distribution is completed to cover short positions.

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when debt securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

        These activities may cause the price of the debt securities to be higher than it otherwise would be. If commenced, these activities may be discontinued by the underwriters at any time.

LEGAL MATTERS

        Winston & Strawn LLP, Los Angeles, California, will pass on the validity of the securities offered by this prospectus for us. If counsel for any underwriters passes on legal matters in connection with an offering of our securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and the securities, we refer you to the registration statement and to the exhibits and schedules filed with it. Statements contained in this prospectus as to the contents of any contract or other documents referred to are not necessarily complete. We refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statement, and statements relating to such documents are qualified in all aspects by such reference.

        We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. You may also obtain information about us at our web-site at http://www.gswater.com. The information on our web-site does not constitute a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

        To avoid repeating information in this prospectus that we have already filed with the SEC, we have incorporated by reference the filings listed below with respect to the information regarding Golden State Water Company. This information is considered a part of this prospectus. These documents are as follows:

  •
  our annual report on Form 10-K for the year ended December 31, 2010;

  •
  our quarterly reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011; and

  •
  our current reports on Form 8-K filed with the SEC on February 4, 2011, April 14, 2011, April 15, 2011 and November 3, 2011.

        In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents with respect to the information regarding Golden State Water Company. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or

7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        You may request a copy of these filings with the SEC, at no cost, by writing or telephoning us at the following address:

Corporate Secretary Golden State Water Company 630 East Foothill Boulevard San Dimas, California 91773 (909) 394-3600

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

DEBT SECURITIES

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.*

Registration fee	$9,966.60	*
Rating agency fees	135,000.00	*
Printing and engraving expenses	5,000.00	*
Accounting fees and expenses	100,000.00	*
Legal fees and expenses	160,000.00	*
Blue sky fees and expenses	5,000.00	*
Fees and expenses of Transfer Agent, Trustee and Depositary	50,000.00	*
Miscellaneous	8,000.00	*

Total	$472,966.60	*

*
Expenses are estimated except for the registration fee.

Item 15.    Indemnification of Directors and Officers.

        Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.

        Article Five of the Company's Restated Articles of Incorporation authorizes the Company to provide indemnification of directors, officers, employees and other agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317, subject only to the limitations set forth in Section 204 of the California Corporations Code.

        Article VII of the Company's Bylaws contains provisions implementing the authority granted in Article Five of the Company's Restated Articles of Incorporation. The Bylaws provide for the indemnification of any director or officer of the Company, or any person acting at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, including a Company-sponsored employee benefit plan, for any threatened, pending or completed action or proceeding to the fullest extent permitted by California law and the Company's Restated Articles of Incorporation, provided that the Company is not liable to indemnify any director or officer or to make any advances to the director or officer (i) as to which the Company is prohibited by applicable law from paying as an indemnity; (ii) with respect to expenses of defense or investigation, if such expenses were or are incurred without the Company's consent (which consent may not be unreasonably withheld); (iii) for which payment is actually made to the director or officer under a valid and collectible insurance policy maintained by the Company, except in respect of any excess beyond the amount of payment under such insurance; (iv) for which payment is actually made to the director or officer under an indemnity by the Company otherwise than pursuant to the Company's Bylaws, except in respect of any excess beyond the amount of payment under such indemnity; (v) based upon or attributable to the director or officer gaining in fact any personal profit or advantage to which he or she was not legally entitled; (vi) for an accounting of profits made from the purchase or sale by the director or officer of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (vii) based upon acts or omissions involving intentional misconduct or a knowing and culpable violation of law. Indemnification covers all expenses, liabilities and losses including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement.

        The Company has purchased directors and officers insurance policies to provide protection against certain liabilities of the directors and officers. The Company also enters into written agreements with directors and officers incorporating the indemnification provisions of its Bylaws.

Item 16.    Exhibits.

Exhibit Number		Description of Exhibit
1.01	*	Form of Underwriting or Sales Agreement
3.01		Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Registrant's Form 10-Q for the quarter ended September 30, 2005)
3.02		Bylaws, as amended (incorporated by reference to Exhibit 3.2 to Registrant's Form 8-K filed on May 13, 2011)
4.01		Indenture with respect to Debt Securities, as supplemented
4.02	*	Form of Debt Securities
5.01		Opinion of Winston & Strawn LLP as to the validity of Securities to be issued by the Company
12.01		Computation of Ratios of Earnings to Fixed Charges of the Company
23.01		Consent of PricewaterhouseCoopers LLP
23.02		Consent of Winston & Strawn LLP (included in Exhibit 5.01)
24.01		Power of Attorney (Included on page II-5)
25.01		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee

*
To be filed by amendment or pursuant to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and incorporated by reference herein.

Item 17.    Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

                (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

               (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or a prospectus that is part of this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

    (5)
    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (d)
  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Dimas, State of California, on November 23, 2011.

GOLDEN STATE WATER COMPANY:
By:	/s/ ROBERT J. SPROWLS
	Name:	Robert J. Sprowls
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

        Each person whose signature appears below constitutes and appoints Robert J. Sprowls and Eva G. Tang, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ ROBERT J. SPROWLS Robert J. Sprowls	Principal Executive Officer, President, Chief Executive Officer and Director	November 23, 2011
/s/ EVA G. TANG Eva G. Tang	Principal Financial Officer and Principal Accounting Officer, Senior Vice President-Finance, Chief Financial Officer and Secretary	November 23, 2011
/s/ LLOYD E. ROSS Lloyd E. Ross	Chairman of the Board and Director	November 23, 2011
/s/ JAMES L. ANDERSON James L. Anderson	Director	November 23, 2011

Signature	Title	Date

/s/ DIANA M. BONTÁ Diana M. Bontá	Director	November 23, 2011
/s/ N. P. DODGE, JR. N. P. Dodge, Jr.	Director	November 23, 2011
/s/ ANNE M. HOLLOWAY Anne M. Holloway	Director	November 23, 2011
/s/ ROBERT F. KATHOL Robert F. Kathol	Director	November 23, 2011
/s/ GARY F. KING Gary F. King	Director	November 23, 2011
James F. McNulty	Director
/s/ JANICE F. WILKINS Janice F. Wilkins	Director	November 23, 2011